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EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254 and 333-102384) and in the related Prospectuses, and in the Registration Statement on Form S-8 (No. 33-9539) of Vista Gold Corp. (the "Company") of our report dated February 28, 2003, relating to the consolidated financial statements of the Company included in this Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS
Vancouver, BC, Canada

March 19, 2003